UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2024

iRhythm Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

699 8th Street, Suite 600

San Francisco, California 94103

(Address of principal executive office) (Zip Code)

(415) 632-5700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 7, 2024, iRhythm Technologies, Inc. (the “Company”) completed its previously announced sale of $661.25 million in aggregate principal amount of its 1.50% Convertible Senior Notes due 2029 (the “Notes”), which includes the full exercise of the Initial Purchasers’ (as defined below) option to purchase up to an additional $86.25 million in aggregate principal amount of Notes, to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Company estimates that the net proceeds from the offering are approximately $643.6 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company. The Company used approximately $72.4 million of the net proceeds to pay the cost of the Capped Call Transactions (as defined below). In addition, the Company used approximately $80.2 million of the net proceeds from the offering for the repayment in full of the indebtedness outstanding, together with accrued and unpaid interest and related fees, under the Company’s Credit, Security and Guaranty Agreement (the “Loan Agreement”), with Braidwell Transaction Holdings LLC – Series 5, which consisted of borrowings under the initial tranche of the Loan Agreement’s term loan facility. The Company also used approximately $25.0 million of the net proceeds from the offering to repurchase 229,252 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in connection with the offering at a purchase price of $109.05 per share in privately negotiated transactions effected through one of the Initial Purchasers or its affiliate. These repurchases could increase (or reduce the size of any decrease in) the market price of Common Stock, and could result in a higher effective conversion price for the Notes. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include sales and marketing activities, medical affairs and educational efforts, research and development and clinical studies, and working capital, capital expenditures, and investments in and acquisitions of other companies, products or technologies in the future. However, the Company has no commitments or specific plans with respect to any such investments in and acquisitions of other companies, products or technologies at this time.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Indenture” and “Capped Call Transactions” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and Indenture described in Item 8.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the headings “Purchase Agreement” and “Indenture” is incorporated herein by reference.

Item 8.01.	Other Events.

Purchase Agreement

On March 4, 2024, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC (the “Initial Purchasers”), relating to the Company’s sale of the Notes to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Initial Purchasers exercised their option under the Purchase Agreement to purchase up to an additional $86.25 million aggregate principal amount of Notes in full on March 5, 2024. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Indenture

The Notes were issued pursuant to an Indenture, dated as of March 7, 2024 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes are senior, unsecured obligations of the Company. The Notes will bear interest at a rate of 1.50% per year payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2024. The Notes mature on September 1, 2029, unless repurchased, redeemed or converted in accordance with their terms prior to such date. The Company may not redeem the Notes prior to September 5, 2027. The Company may redeem for cash all or part of the Notes, at its option, on or after September 5, 2027, and prior to June 1, 2029, if certain conditions are met. No sinking fund is provided for the Notes.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

1.

failure by the Company to pay the principal of the Notes when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

2.	failure by the Company to pay the interest on any Note when due and payable and such failure continues for a period of 30 days;

3.

failure by the Company to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and, in the case of a conversion to which physical settlement applies, such failure continues for three business days;

4.

failure by the Company to give a fundamental change repurchase right notice, a notice of specified corporate events or a notice of a make-whole fundamental change at the time and in the manner provided in the Indenture;

5.	failure by the Company to comply with its obligations under the Indenture with respect to a consolidation, merger or sale of assets of the Company;

6.	failure by the Company to perform any of the agreements contained in the Notes or the Indenture and such failure continues for 60 days after notice is given in accordance with the Indenture;

7.

failure to pay at final maturity or upon acceleration any indebtedness for money borrowed by the Company or any of its significant subsidiaries (as defined in the Indenture) in an aggregate outstanding principal amount in excess of $25.0 million, which indebtedness is not discharged, or which acceleration is not cured or rescinded, within 30 days after written notice to the Company as provided in the Indenture;

8.

failure by the Company or any of its significant subsidiaries to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $25.0 million, if the judgments are not paid, discharged or stayed within 30 days; or

9.	specified events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries occurs.

Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, shares of Common Stock, cash or a combination of cash and shares of Common Stock, at the election of the Company. The initial conversion rate is 6.7927 shares of Common Stock per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $147.22 per share of Common Stock subject to adjustment, with a maximum conversion rate of 9.1701. Prior to the close of business on the scheduled trading day immediately preceding June 1, 2029, such conversion is subject to the satisfaction of certain conditions set forth below.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) or convert their Notes called (or deemed called) for redemption in connection with any optional redemption are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase for cash all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date.

Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding June 1, 2029, in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on June 30, 2024 (and only during such calendar quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate of the Notes on such trading day;

•

if the Company calls any or all Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or

•	upon the occurrence of specified corporate events as specified in the Indenture.

On or after June 1, 2029, until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding September 1, 2029, holders of the Notes may convert the Notes, in multiples of $1,000 principal amount, at their option regardless of the foregoing circumstances.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Capped Call Transactions

On March 4, 2024, in connection with the pricing of the Notes, and on March 5, 2024, in connection with the full exercise by the Initial Purchasers of their option to purchase additional Notes pursuant to the Purchase Agreement, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Capped Call Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock that initially underlie the Notes, including the Notes purchased pursuant to the option to purchase additional Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the Common Stock upon conversion of the Notes and/or offset any cash payments that the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap equal to $218.10, which represents a premium of 100.0% over the closing price of the Common Stock of $109.05 per share on the Nasdaq Global Select Market on March 4, 2024.

In connection with establishing their initial hedges of the Capped Call Transactions, the Capped Call Counterparties have advised the Company that they and/or their respective affiliates expect to enter into various derivative transactions with respect to the Common Stock and/or purchase the Common Stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the Notes at that time.

In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Stock and/or purchasing or selling the Common Stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes or following any repurchase of Notes by the Company in connection with any optional redemption, any fundamental change repurchase or otherwise, in each case, if the Company elects to unwind a corresponding portion of the Capped Call Transactions in connection with such conversion or such redemption or repurchase). This activity could also cause or avoid an increase or a decrease in the market price of the Common Stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of Common Stock and the value of the consideration that noteholders will receive upon conversion of the Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Notes, and do not affect a holder’s rights under the Notes. Holders of the Notes do not have any rights with respect to the Capped Call Transactions.

The form of the capped call transaction confirmation (the “Capped Call Confirmation”) is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the Capped Call Confirmation contained in this Form 8-K are qualified in their entirety by reference to Exhibit 99.1.

On March 8, 2024, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached as Exhibit 99.2 and incorporated by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, the expected use of net proceeds from the offering of the Notes and expectations regarding the effect of the Capped Call Transactions and regarding actions of the Capped Call Counterparties and their respective affiliates. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that the Company expects. These risks and uncertainties include market risks, trends, and conditions. For information about other potential factors that could affect the Company’s business and financial results, please review the “Risk Factors” described in iRhythm’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2024 and in the Company’s other filings with the SEC. Except as may be required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture dated March 7, 2024 between iRhythm Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee (including the form of 1.50% Convertible Senior Notes due 2029).

99.1	Form of Capped Call Transaction Confirmation.

99.2	Press release dated March 8, 2024 announcing the closing of the offering of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: March 8, 2024	By:	/s/ Brice A. Bobzien
Brice A. Bobzien
Chief Financial Officer